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                                                                    EXHIBIT 10.1


                              CALL OPTION AGREEMENT

         CALL OPTION AGREEMENT made as of February 5, 2001, by and among SUNSHINE INTERNATIONAL MINING, INC., a Delaware corporation ("GRANTOR"), SUNSHINE MINING AND REFINING COMPANY, a Delaware corporation (the "COMPANY"), SUNSHINE ARGENTINA, INC., a Delaware corporation ("SAI"), (each a "SUNSHINE COMPANY" and collectively, the "SUNSHINE COMPANIES"), ELLIOTT INTERNATIONAL, L.P., a Cayman Islands limited partnership ("EILP"), THE LIVERPOOL LIMITED PARTNERSHIP, a Bermuda limited partnership ("TLLP" and, together with EILP, the "ELLIOTT HOLDERS") and STONEHILL INSTITUTIONAL PARTNERS, L.P. ("SIP") and STONEHILL OFFSHORE PARTNERS LIMITED ("SOPL" and, together with SIP, the "STONEHILL HOLDERS")(collectively, the "HOLDERS").

         WHEREAS, in connection herewith, the Company, SAI, together with Sunshine Precious Metals Inc., a Delaware corporation, have filed a Joint Chapter 11 Plan of Reorganization in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT") which shall have been co-proposed by the Elliott Holders and the Stonehill Holders (the "PLAN") and related statements, motions and applications and the agreements and instruments to be entered into by the Sunshine Companies pursuant to the Plan and attached as exhibits thereto (the "TRANSACTION DOCUMENTS") and among other things, provide for the restructuring of the Company (the "RESTRUCTURING");

         WHEREAS, in connection with the Restructuring, the Company and the Holders are entering into that certain Registration Rights Agreement of even date herewith (the "REGISTRATION RIGHTS AGREEMENT");

         WHEREAS, upon the completion of the Restructuring, assuming that there have been no stock splits, dividends, combinations, reorganizations, recapitalizations and similar capital structure changes ("CAPITAL STRUCTURE CHANGES") with respect thereto, the Elliott Holders will have received, or be entitled to receive, a total of 50.98% of outstanding shares ("ELLIOTT'S INTEREST") of the Company's common stock, par value $.01 (the "COMMON STOCK") and the Stonehill Holders will have received or be entitled to receive a total of 39.01% of the outstanding shares of Common Stock ("STONEHILL'S INTEREST");

         WHEREAS, the Company owns 100% of the capital stock of the Grantor;

         WHEREAS, Grantor owns 100% of the capital stock in SAI;

         WHEREAS, pursuant to the Transaction Documents, the parties hereto desire that Grantor issue a call option to each Holder (each a "CALL OPTION" and, collectively, the "CALL OPTIONS") to purchase, collectively, up to 100% of the shares of capital stock of SAI (the "SAI SHARES") and to grant each Holder a first priority perfected security interest in such SAI Shares in connection therewith;

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         NOW, THEREFORE, in consideration of the premises, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT OF CALL OPTIONS.

                  (a) Subject to Section 1(b) below and the terms and conditions herein, Grantor hereby grants to each Holder a Call Option to purchase up to a certain maximum number of SAI Shares (as adjusted for Capital Structure Changes) at a certain purchase price per SAI Share (the "PURCHASE PRICE"), all as set forth in Schedule 1 annexed hereto.

                  (b) In the event that the Elliott Holders sell more than 50% of their shares of Common Stock initially received in the Restructuring (as adjusted for Capital Structure Changes) or the Stonehill Holders sell more than 50% of their shares of Common Stock initially received in the Restructuring (as adjusted for Capital Structure Changes), then the number of SAI Shares that the Elliott Holders or the Stonehill Holders, respectively, are entitled to purchase as set forth in
         Schedule 1 hereto shall be reduced ratably to the extent that such Holders sold in excess of such amounts. For example, if the Elliott Holders were to sell 55% of their shares of Common Stock initially received in the Restructuring, then the maximum number of SAI Shares that the Elliott Holders could purchase, in the aggregate, upon the exercise of their Call Options would be reduced by a percentage equal to (55% - 50% ) x 2, or 10%. Schedule 1 shall be amended and redistributed to the parties hereto and the Pledge Agent (as defined in Section 4) shall be directed to reflect any such reductions.

         2. TERM. The term of each Call Option (the "TERM") shall commence on the date upon which the Plan approved by the Bankruptcy Court goes effective (the "CLOSING DATE") and shall expire upon the earlier of the following:

                  (a) the exercise in full of such Call Option,

                  (b) The market capitalization of the Company shall exceed $150 million for at least 60 consecutive calendar days, and

                  (c) The ten year anniversary of the effective date of the Plan of Reorganization

; provided, however, that, with respect to (b) above, all of the Common Stock is registered and freely tradeable during such 60-day-period (e.g., among other things, (x) no Interfering Event has occurred, without giving effect to any Suspension Grace Period (each as defined in the Registration Rights Agreement),
(y) the Holders are not restricted from trading because the Holders are in possession of material, non-public information and (z) none of the events set forth in Section 3(a) below shall have occurred.

         3. EXERCISE OF CALL OPTIONS.

                  (a) Right to Exercise. The Call Option shall become exercisable upon the occurrence of any one of the following:


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                           (i) the Common Stock is delisted from, or not
                  approved for trading on, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System, the Nasdaq Small-Cap Market or the Nasdaq OTC Bulletin Board (each, an "APPROVED MARKET");

                           (ii) the Common Stock is suspended from listing or is
                  no longer approved for trading on an Approved Market for at least seven (7) consecutive calendar days;

                           (iii) the market capitalization of the Company is
                  less than $15 million for at least fifteen (15) consecutive calendar days; provided, however, that such market capitalization shall not have subsequently gone above $15 million for at least 30 calendar days (but if the market capitalization thereafter drops below $15 million for at least 15 consecutive calendar days, then the Call Option shall again become exercisable);

                           (iv) a bankruptcy proceeding has occurred with
                  respect to a Sunshine Company or any other direct or indirect subsidiary of the Company;

                           (v) the Company fails to comply with its obligations
                  set forth in this Agreement;

                           (vi) unless waived by all of the Holders, (A) any
                  person not designated by the Holders, other than management directors, is serving as a member of the board of directors of the Grantor or (B) any person designated by the Holders in accordance with Section 6(j) hereof to serve as a member of the board of directors of the Grantor is not serving in such capacity as a result of any action or omission on the part of any Sunshine Company;

                           (vii) any Interfering Event (as defined in the
                  Registration Rights Agreement) has occurred which causes the Call Options to become immediately exercisable pursuant to the Registration Rights Agreement;

                           (viii) any representation or warranty of the Sunshine
                  Companies made in this Agreement, the Pledge Agreement or any other Transaction Document shall be false or misleading; or

                           (ix) any of the Sunshine Companies otherwise fails to
                  comply with or breaches any other provision of any Transaction Document or the by-laws or charter of any Sunshine Company.

         The Company and the Grantor shall provide the Holders with immediate written notice of the occurrence of any of the events described in (i),
         (ii), (iv), (v), (vi), (vii), (viii) or (ix).

                  (b) Exercise Notice. If any of the conditions to exercise set forth in Section 3(a) above shall have been met, then the Call Options may be exercised, at any time and from time to time, by each Holder in full or in part by the tendering of a written notice (the "EXERCISE NOTICE") to the Grantor and the Pledge Agent (as defined in Section 4(b) below) at the address set forth in Section 9(c) herein. The Exercise Notice shall specify:


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                           (i) the date on which the purchase is to take place
                  (the "PURCHASE DATE"), which may be the same date as the Exercise Notice;

                           (ii) the number of SAI Shares with respect to which
                  the Holder is then exercising its Call Option (the "CALL AMOUNT");

                           (iii) the aggregate purchase price for the Call
                  Amount (determined by multiplying the Purchase Price set forth in Schedule 1 hereto by the Call Amount); and

                           (iv) whether the exercising Holder elects to pay the
                  aggregate purchase price in cash or by delivering shares of Common Stock (pursuant to Section 3(c) and 3(d)(ii) below) in lieu of cash.

         Upon receipt of the Exercise Notice as a result of which the Holders shall have acquired, in the aggregate, a majority of the SAI Shares, the Company and Grantor shall cause each officer and director of SAI to offer his or her resignation in writing to the Holder(s), which such resignation shall become effective upon the Purchase Date unless otherwise agreed to by the officer or director and the Holder(s).

                  (c) Cashless Exercise. If the exercising Holder elects to pay for the Call Amount by delivering shares of Common Stock, the number of shares of Common Stock to be delivered by the Holder(s) shall be computed using the following formula:

                                    X =  Y x  B
                                         ------
                                            A

                       where:   X = the number of shares of Common Stock to
                                    be delivered
                                Y = the number of SAI Shares included in the
                                    Call Amount
                                A = the Market Value (defined below) per share
                                    of Common Stock
                                B = the Purchase Price

         For the purposes of the foregoing, "MARKET VALUE" shall mean the price of one share of Common Stock determined as follows:

                           (i) if the Common Stock is listed on the New York
                  Stock Exchange or on the American Stock Exchange, the closing price on such exchange on the date prior to the Purchase Date;

                           (ii) if (i) does not apply and the Common Stock is
                  listed on the NASDAQ National Market System, the NASDAQ Small-Cap Market or the NASDAQ OTC Bulletin Board, the last reported bid price on the day preceding the Purchase Date;

                           (iii) if neither (i) nor (ii) apply but the Common
                  Stock is quoted in the over-the-counter market, another recognized exchange or on the pink sheets, the closing bid price on the day preceding the Purchase Date; and


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                           (iv) if neither clause (i), (ii) or (iii) above
                  applies, the fair market value of the Common Stock as reasonably determined in good faith by the Company's board of directors with the concurrence of an investment banker acceptable to the Holders and with the concurrence of the Holders.

                  (d) Purchase Date.

                           (i) On the Purchase Date, the Grantor shall deliver
                  beneficial ownership of the Call Amount to the Holder by delivering, or causing the Pledge Agent (as defined in Section 4 below) to deliver, the certificates therefore together with duly executed "stock powers". In the event that the Call Amount is not delivered to the Holder in accordance with the foregoing on a timely basis, the Holder may, by written notice, rescind its exercise of the Call Option, in whole or in part, reserving all rights to damages for breach of this Agreement or any other Transaction Document.

                           (ii) On the Purchase Date, SAI agrees to register the
                  transfer of the shares of capital stock of SAI included in the Call Amount to the name of the exercising Holder or its designee. This obligation of SAI is and shall at all times be valid and enforceable and SAI absolutely, unconditionally and irrevocably waives any and all rights to assert any defense or other objection to this obligation.

                           (iii) On the Purchase Date, provided that as a result
                  of the exercise of the Call Option, the Holders shall have acquired, in the aggregate, a majority of the outstanding SAI Shares, the written resignation of each director and officer of SAI shall be delivered to the Holders and shall become effective unless otherwise agreed to by the director or the officer and the Holder(s) pursuant to Section 3(b) above.

                           (iv) In exchange for the above, on the Purchase Date,
                  the exercising Holder shall deliver (A) the aggregate purchase price set forth in the Exercise Notice to the Grantor by wire transfer in immediately available funds to an account designated on Schedule 2 annexed hereto or such other account as may be designated in writing by the Grantor from time to time or (B) if the Holder opted for a cashless exercise in the Exercise Notice, (1) the physical stock certificates representing the Common Stock deliverable upon such cashless exercise (as determined in accordance with Section 3(c) above) or (2) in lieu thereof, provided the transfer agent of such Holder is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Grantor, the Holder shall use its best efforts to cause its transfer agent to electronically transmit such shares of Common Stock to the Grantor on the Purchase Date by crediting the account of Grantor's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The parties agree to coordinate with DTC to accomplish this objective.

                  (e) Transfer Tax. Transfers of the Call Amounts upon exercise of the Call Options shall be made without charge to the Holders for any transfer tax or other costs in respect thereof.


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         4. SECURITY INTEREST.

                  (a) Generally. In order to secure the observance and performance of the Grantor's obligations under this Agreement, the Grantor hereby transfers, assigns and grants to the Pledge Agent for the ratable benefit of the Holders a first priority perfected and continuing security interest in the SAI Shares.

                  (b) Perfection of Security Interest. The security interest and lien granted to the Holders hereunder shall constitute valid, perfected and first priority security interests and liens in and to the SAI Shares, in each case enforceable against third parties and securing the obligations purported to be secured thereby, upon:

                           (i) the execution of this Agreement and that certain
                  Pledge Agreement of even date among the Grantor, the Holders and Wells Fargo Bank Minnesota, N.A. (the "PLEDGE AGENT") attached hereto as Exhibit 1 (the "PLEDGE AGREEMENT");

                           (ii) (A) the pledge of the SAI Shares by the Grantor
                  to the Pledge Agent for the ratable benefit of the Holders, and (B) the delivery by the Grantor of the certificates representing such SAI Shares together with duly executed "stock powers" to the Pledge Agent in connection therewith; and

                           (iii) the filing of certain UCC-1 financing
                  statements describing the SAI Shares with the appropriate offices in Idaho and Delaware.

                  (c) Pledge of SAI Shares. In connection with the pledge and delivery of SAI Shares to the Pledge Agent pursuant to the Pledge Agreement, Grantor will grant the Pledge Agent the right (and the obligation) to vote such SAI Shares as instructed by the Holders in accordance with the Pledge Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF THE SUNSHINE COMPANIES. Each of the Sunshine Companies, severally and jointly, hereby makes the following representations and warranties to Holders as of the date hereof:

                  (a) Representations and Warranties. Each of the representations and warranties of the Sunshine Companies contained in the other Transaction Documents are true and accurate.

                  (b) Due Organization. Each Sunshine Company is a corporation duly organized and in good standing under the laws of the State of Delaware. Each Sunshine Company is duly qualified as a foreign corporation in each jurisdiction where the nature and conduct of its business or the location of its assets so requires.

                  (c) Power and Authority. Each Sunshine Company has full power and authority to enter into and perform this Agreement and the Pledge Agreement and the Grantor has full power and authority to sell, create a security interest in, and pledge the SAI Shares in accordance herewith. This Agreement (i) has been duly authorized, executed and delivered by each Sunshine Company and (ii) is legal, valid and binding and enforceable against such


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         Sunshine Company in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  (d) No Other Consents. Other than the approval of the Bankruptcy Court, no consent is required to be received by any Sunshine Company from any governmental authority or any other person in connection with the execution or delivery by each such Sunshine Company of this Agreement or the exercise of the Call Options or the Pledge Agreement, or the sale, creation of a security interest in, or pledge of, the SAI Shares.

                  (e) No Violations. The execution and delivery of this Agreement and the Pledge Agreement by the Sunshine Companies, the consummation by each Sunshine Company of the transactions contemplated herein and therein and the compliance by each Sunshine Company with any of the provisions hereof and thereof relating to the Sunshine Companies will not (i) conflict with or result in any breach of any provision of the certificate of incorporation, by-laws or other charter document of the Sunshine Company, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any material contract, agreement, note, indenture, mortgage, lease, license or other arrangement or understanding to which such Sunshine Company is a party or by which such Sunshine Company or any of its assets or property is subject, (iii) result in the creation or imposition of any material lien or encumbrance of any kind upon any of the asset of such Sunshine Company or any subsidiary thereof or (iv) violate any applicable provision of any U.S., state, local or foreign statute, law, rule or regulation or any order, decision, injunction, judgment, aware or decree to which such Sunshine Company or its assets or properties are subject.

                  (f) Capitalization.

                           (i) SAI is a direct and wholly-owned subsidiary of
                  Grantor. The authorized capital stock of SAI consists of 10,000 shares of common stock. As of the date hereof, there were 1,000 shares of common stock issued and outstanding, all of which are owned legally and beneficially by Grantor, and no shares of capital stock are reserved for issuance. All of the outstanding shares of capital stock of SAI have been validly issued and are fully paid and nonassessable. There are currently no outstanding options, outstanding warrants nor other rights to acquire SAI capital stock.

                           (ii) There are no other scrip, rights to subscribe
                  to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, SAI Shares, or contracts, commitments, understandings, or arrangements by which SAI is or may become bound to issue additional shares of capital stock of SAI or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of SAI.


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                  (g) Subsidiaries. Except as disclosed in the Transaction
         Documents, SAI has no subsidiaries.

                  (h) Due Authorization. The SAI Shares will be delivered by the Grantor to the Pledge Agent in the manner set forth in the Pledge Agreement free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances whatsoever, except for those created for the benefit of the Holders pursuant to the Transaction Documents. The delivery by the Pledge Agent to the Holders of the SAI Shares in the manner provided in this Agreement and the Pledge Agreement will transfer to the Holders good and valid title to the SAI Shares, free and clear of all security interests, liens and encumbrances whatsoever, except for those created by the Holder or those created for the benefit of the Holders pursuant to the Transaction Documents.

                  (i) Indebtedness and Other Liabilities. Neither the Grantor nor SAI has any Indebtedness (as defined below) except as disclosed in the Plan or Schedule 5(i) hereto. Each of the Grantor and SAI has no other liabilities or obligations (including, without limitation, claims existing under environmental or similar laws) that are not disclosed in the Plan or on Schedule 5(i) hereto other than those liabilities incurred in the ordinary course of such Sunshine Company's respective businesses since December 31, 1999, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect (as defined in the Transaction Documents) on such Sunshine Company. There are no liens, security interests or other encumbrances on, or with respect to, any asset of SAI other than a mortgage on the Pirquitas Mine to secure financing made to SAI by Highwood Partners, L.P. and Stonehill Capital Management, LLC..

                           "INDEBTEDNESS" means, with respect to any person or entity, all obligations (s) which in accordance with the generally accepted accounting principles in the U.S., shall be classified upon the balance sheet of such person as liabilities, (t) for borrowed money, (u) consisting of intercompany advances, (v) which have been incurred in connection with the acquisition of any property (including without limitation, all obligations evidenced by any indenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection), (w) obligations secured by any lien existing on property owned, even though such person has not assumed or become liable for the payment of such obligations, (x) obligations created or arising under conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such property, (y) for capitalized leases, (z) for all guarantees, whether or not reflected in the balance sheet of such person, and (aa) all reimbursement and other payment obligations (whether contingent, matured or otherwise) of such person in respect of acceptance or documentary credit. Notwithstanding the foregoing, the definition of the term Indebtedness will not apply to any of the following:

                           (i) trade debt to unaffiliated third parties incurred
                  in the ordinary course of business;


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                           (ii) hedging obligations incurred in connection with
                  the ordinary course of business to protect against currency exchange rate risks or precious metal price risks;

                           (iii) performance bonds or surety or appeal bonds
                  entered into in the ordinary course of business; and

                           (iv) Indebtedness represented by lease obligations,
                  mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such subsidiary in an outstanding aggregate principal amount not to exceed $25,000.

                  (j) SAI Ownership of Pirquitas Mine. SAI is the sole record and beneficial owner of the silver mine in Argentina known as the "Pirquitas Mine" (the "PIRQUITAS MINE"), all real property and personal property relating to the mining operations thereon, and all rights and permits to develop and operate the Pirquitas Mine.

         6. COVENANTS OF SUNSHINE COMPANIES. During the Term of the Call Option, each of the Sunshine Companies, severally and jointly, hereby covenants to the Holders that:

                  (a) Corporate Existence. The Sunshine Companies shall maintain and preserve their individual corporate existence unless otherwise agreed to in writing by each of the Holders.

                  (b) Indebtedness. Neither the Grantor nor SAI shall incur Indebtedness or pledge, hypothecate, grant any lien with respect to or otherwise encumber any assets without the prior written approval of each of the Holders.

                  (c) Transfers, Liens, Etc.

                           (i) Except as otherwise provided in any Transaction
                  Document to the contrary, neither the Grantor nor SAI shall split, combine or reclassify, sell, assign, divide, transfer, dispose of, or pledge, hypothecate or otherwise encumber the SAI Shares or any securities convertible into or exchangeable for such SAI Shares, without the written consent of each of the Holders.

                           (ii) Neither Grantor nor SAI shall create, incur or
                  permit to exist any security interest, lien or other encumbrance on or with respect to any SAI Shares other than in accordance with the Transaction Documents.

                           (iii) Any attempted transfer of SAI Shares in
                  contravention of the provisions of this Section 6(c) shall be void and ineffectual and shall not bind or be recognized by any Sunshine Company.

                           (iv) Except as required by this Agreement, SAI shall
                  not issue any additional shares of capital stock.


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                  (d) Subsidiaries. The Grantor and SAI shall not create, own or hold any interest in any subsidiary (other than the subsidiaries disclosed in the Transaction Documents) without the written consent of each Holder. Unless otherwise agreed to in writing by each of the Holders, in the event that the Grantor or SAI shall create, own or hold any interest in any subsidiary in accordance with the foregoing:

                           (i) the Grantor and SAI shall cause such subsidiary
                  to sign this Agreement as an additional party, at which time all capital stock of the subsidiary ("SUBSIDIARY SHARES") shall be treated the equivalent of SAI Shares for all purposes hereunder;

                           (ii) the Grantor, SAI and such subsidiary shall
                  assume the equivalent obligations that the Grantor and SAI have with respect to SAI Shares in connection with the Subsidiary Shares (including, but not limited to, granting to the Holders a first priority perfected security interest in the Subsidiary Shares and perfecting such security interest in accordance with Section 4(b) hereof); and

                           (iii) the Grantor, SAI and such subsidiary shall take
                  all such further actions and deliver all documents and instruments as may be necessary to accomplish the foregoing.

                  (e) Transfer of Assets.

                           (i) Neither Grantor nor SAI shall transfer any asset,
                  or a controlling interest therein (including, but not limited to, any amounts received, directly or indirectly, by such Sunshine Company from one or more of the Holders pursuant to the Transaction Documents) to any of the other Sunshine Companies or any affiliates of the Sunshine Companies (including any subsidiaries of such Sunshine Company) without the prior written approval of each Holder.

                           (ii) Neither Grantor nor SAI shall transfer any asset
                  or a controlling interest therein outside the ordinary course of business.

                           (iii) Any attempted transfer in contravention of the
                  provisions of this Section 6(e) shall be void and ineffectual and shall not bind or be recognized by the Company or SAI.

                  (f) Obligations of SAI. On each Purchase Date, SAI shall (i) register the transfer of the SAI Shares included in the Call Amount to the name of the exercising Holder or its designee and (ii) if as a result of the Call Option exercise, the Holders shall in the aggregate, have acquired a majority of the SAI Shares, take all such actions as are necessary to effectuate the resignation of each officer of SAI unless otherwise agreed to by the officer and the exercising Holder(s) pursuant to Section 3(b) above.

                  (g) No Conflicting Actions. No Sunshine Company shall take any action which is inconsistent or in conflict with the terms and provisions of this Agreement and the Pledge Agreement.


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                  (h) No Modification. The obligations of the Sunshine Companies hereunder shall not be modified by any sale or issuance of each of their capital stock to another person or entity.

                  (i) Accuracy of Representations and Warranties. The representations and warranties of each Sunshine Company will be true and correct in all material respects as of the date when made, except for representations and warranties of an earlier date, which will be true and correct in all material respects as of such date.

                  (j) Board of Directors. For so long as any Holder holds any Call Option, the directors of Grantor, other than management directors, shall be nominated solely by the Holders holding a Call Option, the Company agrees to vote the capital stock of Grantor in favor of such Holders' nominees and the Company agrees not to remove any director without the consent of the Holders holding Call Options. Furthermore, for so long as any Holder holds any Call Option, the Company agrees that it shall make no stockholder proposals with respect to Grantor and shall not nominate any directors (other than the nominees proposed by the Holders other than the management director).

                  (k) No Dividends or Other Distribution. No Sunshine Company shall, without the written consent of each of the Holders, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of a Sunshine Company or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock.

                  (l) No Burdensome Agreements. No Sunshine Company shall become a party to any agreement or arrangement, or otherwise undertake any responsibility, that may prove to be materially burdensome on the Sunshine Company or its ability to comply with the provisions hereof.

                  (m) Transactions With Affiliates. Each Sunshine Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Sunshine Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall receive the prior written approval of each Holder holding a Call Option.

         7. INDEMNIFICATION. Each of the Sunshine Companies, jointly and severally, agrees to indemnify each Holder and hold it harmless from and against
(a) any loss, costs and damages (including reasonable attorney's fees) incurred as of result of such party's breach of any representation, warranty, covenant or agreement in this Agreement or incurred in connection with the enforcement of this indemnity; (b) any and all injuries, claims, damages, judgments, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel whether involving a third party or a claim between the parties), charges and encumbrances which may be incurred by or asserted against a Holder in connection with or arising out of this Agreement other than those resulting from Holder's breach of this Agreement; (c) any assertion, declaration or defense of the Holders' rights or security interest under the provisions of this Agreement or the Pledge Agreement in connection with the realization, possession, safeguarding, insuring or other protection of the SAI Shares or in connection with the collecting, perfecting or protecting of the Holders' liens and security interests hereunder or under the Pledge Agreement.

         8. MISCELLANEOUS.

                  (a) Further Assurances. Each of the Sunshine Companies and each of the Holders shall promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable to effect the purposes of this Agreement.

                  (b) Amendment. This Agreement may not be amended, modified or terminated except by written agreement of each of the Sunshine Companies and each of the Holders.

                  (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                           to the Sunshine Companies:

                           Sunshine Mining and Refining Company
                           Sunshine International Mining, Inc.
                           Sunshine Argentina, Inc.
                           5956 Sherry Lane
                           Suite 1621
                           Dallas, Texas 75225
                           Attention:  William Davis
                           Facsimile:  (214) 265-0324

                           with copies to:

                           Prager, Metzger & Kroemer, PLLC
                           2626 Cole Avenue
                           Suite 900
                           Dallas, Texas 75204
                           Attention:  Steven C. Metzger, Esq.
                           Facsimile:  (214) 523-3838
                           to the Stonehill Holders:

                           c/o Stonehill Capital Management LLC
                           126 E. 56th Street, 9th Floor
                           New York, New York  10022
                           Attention:  John Motulsky
                           Facsimile:  (212) 838-2291

                           with a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036
                           Attention:  Lawrence Budish, Esq.
                           Facsimile:  (212) 969-2900


                           to the Elliott Holders:

                           c/o Elliott Management Corporation
                           712 Fifth Avenue
                           New York, New York 10019
                           Attention:  Dan Gropper
                           Facsimile:  (212) 974-2092

                           with copies to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue, 18th Floor
                           New York, New York 10176
                           Attention:  Stephen M. Schultz, Esq.
                           Facsimile:  (212) 986-8866

         Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto.

                  (d) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (e) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

                  (f) Successors and Assigns. This Agreement shall be binding upon the inure to the benefit of the parties and their successors and permitted assigns. Each Holder may assign this Agreement or any rights or obligations hereunder without the consent of the Sunshine Companies, but only if such transfer is made to an entity that, on the date hereof, is an affiliate of such Holder.

                  (g) Remedies Cumulative. Each Holder's rights and remedies under this Agreement and the Pledge Agreement shall be cumulative and non-exclusive of any other rights or remedies which it or he may have under any other Transaction Document or any other agreement or instrument, by operation of law or otherwise, and may be exercised alternatively, successively or concurrently as each Holder may deem expedient.

                  (h) Severability. Any provision of this Agreement that may be determined by competent authority to be illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating the remaining terms and provisions hereof, and any such illegality, invalidity, prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any terms and provisions hereof in any other jurisdiction.

                  (i) Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed entirely within such state.

                  (j) Jurisdiction. The Sunshine Companies and the Holders (i) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. To the fullest extent permitted by applicable law, the Sunshine Companies and the Holders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
         Section 8(j) shall affect or limit any right to serve process in any other manner permitted by law.

                  (k) Specific Performance. The Sunshine Companies and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Pledge Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the Pledge Agreement and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (l) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

                  (m) No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and assigns.

                  (n) Execution in Counterpart. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the counterpart.

         IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be duly executed as of the date first above written.

THE SUNSHINE COMPANIES                     THE HOLDERS

SUNSHINE INTERNATIONAL MINING, INC.        ELLIOTT INTERNATIONAL, L.P.
                                           By:  Elliott International Capital
                                                Advisors, Inc. Attorney-in-Fact

By:                                        By:
   -------------------------------             ---------------------------------
     Name:                                       Name:  Paul E. Singer
     Title:                                      Title: President

SUNSHINE MINING AND REFINING               THE LIVERPOOL LIMITED PARTNERSHIP
COMPANY                                    By:  Liverpool Associates, Ltd.
                                                   General Partner

By:                                        By:
   -------------------------------             ---------------------------------
     Name:                                       Name:  Paul E. Singer
     Title:                                      Title: President

SUNSHINE ARGENTINA, INC.                   STONEHILL INSTITUTIONAL
                                           PARTNERS, L.P.


By:                                        By:
   -------------------------------             ---------------------------------
     Name:                                       Name:  John Motulsky
     Title:                                      Title: General Partner

                                           STONEHILL OFFSHORE
                                           PARTNERS LIMITED
                                           By:  Stonehill Advisors LLC

                                           By:
                                               ---------------------------------
                                                 Name:  John Motulsky
                                                 Title: Managing Member

                                   SCHEDULE 1

                          to the Call Option Agreement


                                        ELLIOTT                    STONEHILL
                                        HOLDERS                    HOLDERS
                                        -------                    ---------
SAI SHARES
(a) maximum # of SAI Shares         566                        434
(b) Purchase Price                  $1,000 per share           $1,000 per share

                                   SCHEDULE 2

                          to the Call Option Agreement


Wire Instructions for Grantor:

                             INDEX OF DEFINED TERMS

                                                              AS DEFINED ON PAGE
                                                              ------------------
APPROVED MARKET...............................................................3
BANKRUPTCY COURT..............................................................1
CALL AMOUNT...................................................................4
CALL OPTION...................................................................1
CALL OPTIONS..................................................................1
CAPITAL STRUCTURE CHANGES.....................................................1
CLOSING DATE..................................................................2
COMMON STOCK..................................................................1
COMPANY.......................................................................1
DTC...........................................................................5
DWAC..........................................................................5
EILP..........................................................................1
ELLIOTT HOLDERS...............................................................1
ELLIOTT'S INTEREST............................................................1
EXERCISE NOTICE...............................................................3
FAST..........................................................................5
GRANTOR.......................................................................1
HOLDERS.......................................................................1
INDEBTEDNESS..................................................................8
MARKET VALUE..................................................................4
PIRQUITAS MINE................................................................9
PLAN..........................................................................1
PLEDGE AGENT..................................................................6
PLEDGE AGREEMENT..............................................................6
PURCHASE DATE.................................................................4
PURCHASE PRICE................................................................4
REGISTRATION RIGHTS AGREEMENT.................................................1
RESTRUCTURING.................................................................1
SAI...........................................................................1
SAI SHARES....................................................................1
SIP...........................................................................1
SOPL..........................................................................1
STONEHILL HOLDERS.............................................................1
STONEHILL'S INTEREST..........................................................1
SUBSIDIARY SHARES............................................................10
SUNSHINE COMPANIES............................................................1
SUNSHINE COMPANY..............................................................1
TERM..........................................................................2
TLLP..........................................................................1
TRANSACTION DOCUMENTS.........................................................1

                                              EXHIBIT 1 to Call Option Agreement

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT (this "PLEDGE AGREEMENT"), dated as of February ___, 2001, by and among SUNSHINE INTERNATIONAL MINING, INC., a Delaware corporation (the "GRANTOR"), THE LIVERPOOL LIMITED PARTNERSHIP, a Bermuda limited partnership ("TLLP"), ELLIOTT INTERNATIONAL, L.P., a Cayman Islands limited partnership ("EILP", and together with TLLP, the "ELLIOTT HOLDERS"), STONEHILL INSTITUTIONAL PARTNERS, L.P. ("SIP") and STONEHILL OFFSHORE PARTNERS, LIMITED ("SOPL" and together with SIP, the "STONEHILL HOLDERS") and WELLS FARGO BANK MINNESOTA, N.A., as administrative and pledge agent (in such capacity, the "PLEDGE AGENT") for the Elliott Holders and the Stonehill Holders (collectively, the "Holders").

         WHEREAS, contemporaneously with the execution and delivery of this Pledge Agreement, the Grantor and the Holders are entering into that certain Call Option Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "CALL OPTION AGREEMENT");

         WHEREAS, unless otherwise defined herein, terms defined in the Call Option Agreement are used herein as therein defined;

         WHEREAS, under the Call Option Agreement, as of the date hereof, the Grantor shall issue a call option to each Holder (each a "CALL OPTION" and collectively, the "CALL OPTIONS") to purchase, collectively, up to 100% of the shares (the "SAI SHARES") of capital stock of Sunshine Argentina, Inc. ("SAI") and grant to each Holder a first priority perfected security interest in such shares therewith;

         WHEREAS, Schedule 1 to the Call Option Agreement sets forth among other things, the maximum number of SAI Shares that each Holder may receive upon exercise of its Call Option;

         WHEREAS, the Pledge Agent has been provided with a copy of, has reviewed, is familiar with and understands the Call Option Agreement and
Schedule 1 thereto;

         WHEREAS, pursuant to the Call Option Agreement, the parties hereto desire to more fully set forth their respective rights in connection with such security interest and pledge; and

         NOW, THEREFORE, for good and valuable consideration, the Grantor hereby agrees with the Holders as follows:

         SECTION 1. GRANT OF SECURITY AND PLEDGE.

         (a) The Grantor hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Pledge Agent for the ratable benefit of the Holders and hereby grants to the Pledge Agent for the ratable benefit of the Holders, a perfected pledge and security interest in all of the Grantor's right, title and interest in and to the Collateral, which pledge and security interest in the Collateral securing the Call Option made under the Call Option Agreement shall have first priority. For the purposes hereof, "COLLATERAL" shall mean:

                  (i) all SAI Shares, whether currently issued or issued in the future, and the certificates representing or evidencing all such shares (the "PLEDGED SHARES");

                  (ii) all other securities which may be delivered to and held by the Pledge Agent in respect of the Pledged Shares pursuant to the terms hereof;

                  (iii) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i) and (ii) above; and

                  (iv) all rights and privileges of each Grantor, as applicable, with respect to the securities and other property referred to in clauses (i), (ii) and (iii).

         (b) This Pledge Agreement and the Collateral secure the obligations of the Grantor now or hereafter existing under the Call Option Agreement, and all obligations of the Grantor now or hereafter existing under or in respect of this Pledge Agreement (the "OBLIGATIONS").

         SECTION 2. DELIVERY OF COLLATERAL.

         (a) On the Closing Date (as defined in the Call Option Agreement), all certificates or instruments representing or evidencing the Collateral shall be delivered to and held by the Pledge Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank ("BENEFICIAL OWNERSHIP"), all in form and substance satisfactory to the Pledge Agent.

         (b) All Collateral hereinafter received by the Grantor shall be received in trust for the benefit of the Holders, shall be segregated by the Grantor from the other property or funds of the Grantor and shall be forthwith delivered to the Pledge Agent to hold as Collateral.

         SECTION 3. VOTING AND OTHER RIGHTS

         (a) So long as the SAI Shares are Collateral under this Agreement, the Pledge Agent shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral, or any part thereof, as instructed by the Holders based upon each of their ratable interest in the SAI Shares as set forth in Schedule 1 of the Call Option Agreement for any purpose not inconsistent with the terms of this Pledge Agreement.

         (b) The Grantor shall execute and deliver (or cause to be executed and delivered) to the Pledge Agent all such proxies and other instruments as the Pledge Agent may reasonably request for the purpose of enabling the Pledge Agent to exercise the voting and other rights which it is entitled to exercise per the instructions of the Holders pursuant to Section 3(a) above.

         SECTION 4. DEFAULT ON OBLIGATIONS; EXERCISE OF CALL OPTION. In the event that: (i) as a result of a failure by the Grantor to perform an Obligation, the Call Options shall have become exercisable or (ii) the Call Options shall otherwise have become exercisable, then:

         (a) Upon receipt of an Exercise Notice from a Holder, the Pledge Agent shall take all steps necessary to prepare for the timely delivery to the exercising Holder of the Call Amount (not to exceed the maximum number of SAI Shares that the exercising Holder is entitled to receive as set forth on
Schedule 1). On the Purchase Date, the Pledge Agent shall deliver Beneficial Ownership of such Call Amount and all other Collateral related thereto to such Holder.

         (b) On the Purchase Date, all rights of the Pledge Agent to vote or otherwise act on behalf of the Holder with respect to the transferred SAI Shares (including, but not limited to, the right to exercise the voting and other consensual rights which it would otherwise be entitled to exercise) shall cease and all such rights shall thereupon become vested exclusively in the transferee, who shall thereupon have the sole right to exercise such voting and other consensual rights.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents and warrants that each of the representations and warranties contained in the Call Option Agreement are true and accurate.

         SECTION 6. FURTHER ASSURANCES.

         (a) The Grantor agrees that from time to time, at the expense of the Grantor, it will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Pledge Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledge Agent and/or the Holders to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will execute and file such financing or continuation statements or amendments thereto and such other instruments or notices as may be necessary, or as the Pledge Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

         (b) The Grantor hereby authorizes the Pledge Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law.

         (c) Each Grantor will furnish to the Pledge Agent, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Pledge Agent may reasonably request, all in reasonable detail.

         SECTION 7. OTHER TRANSFERS, LIENS; ADDITIONAL SHARES. Each Grantor shall not:

         (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Call Option Agreement.

         (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Pledge Agreement, or except as otherwise expressly provided in the Transaction Documents.

         (c) The Grantor agrees that it shall not cause SAI to issue any stock or other securities in addition to or substitution for the SAI Shares and shall pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of SAI or the SAI Shares.

         SECTION 8. PLEDGE AGENT APPOINTED ATTORNEY-IN-FACT. The Grantor hereby irrevocably appoints the Pledge Agent the Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Pledge Agent's discretion to take any action and to execute any instrument which the Pledge Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation:

         (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

         (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above,

         (c) to receive, endorse and collect all instruments made payable to the Grantor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and

         (d) to file any claims or take any action or institute any proceedings which the Pledge Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledge Agent with respect to any of the Collateral.

         SECTION 9. PLEDGE AGENT MAY PERFORM. If the Grantor fails to perform any Obligation contained herein, the Pledge Agent may itself perform, or cause performance of, such agreement, and the expenses of the Pledge Agent incurred in connection therewith shall be payable by the Grantor under Section 11(b).

         SECTION 10. AGREEMENT. The Grantor, the Holders and the Pledge Agent, by execution and delivery of this Agreement, each agree to act with respect to the Collateral and each other in accordance herewith and in the Call Option Agreement. The Pledge Agent, by its execution and delivery of this Agreement, hereby agrees to accept receipt of the Collateral and agrees to act with respect thereto as set forth herein and in accordance with the Call Option Agreement.

         SECTION 11. INDEMNITY AND EXPENSES.

         (a) The Grantor agrees to indemnify the Pledge Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities directly arising from the Pledge Agent's own gross negligence, willful misconduct or bad faith.

         (b) The Grantor will upon demand pay to the Pledge Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Pledge Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody, preservation, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Pledge Agent hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

         (c) The Grantor agrees that the Pledge Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract other than included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantor, and except as the same may have resulted from the gross negligence or willful misconduct of the Pledge Agent, the Grantor hereby agrees to indemnify and hold the Pledge Agent harmless with respect to any and all claims by any person relating thereto.

         SECTION 12. SECURITY INTEREST ABSOLUTE. All rights of the Pledge Agent and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of any circumstances which might constitute a defense available to, or a discharge of, any guarantor or other obligator in respect of its Obligations.

         SECTION 13. AMENDMENTS; ETC. No amendment or waiver of any provision of this Pledge Agreement, nor any consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 14. ADDRESSES FOR NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice.

         The address for all such communications to the Pledge Agent shall be:

                           Wells Fargo Bank Minnesota, N.A.
                           Customized Fiduciary Services
                           Corporate/Legal Markets
                           Sixth and Marquette
                           Minneapolis, Minnesota  55479
                           Attention:
                                        -----------------
                           Facsimile:
                                        -----------------

         All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with Section 8(c) of the Call Option Agreement.

         SECTION 15. CONTINUING SECURITY INTEREST. This Pledge Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the expiration of the term of the Call Options pursuant to Section 2 of the Call Option Agreement and all other Obligations have been performed in full (the "TERMINATION DATE"), (b) be binding upon the Grantor, and (c) inure to the benefit of each of the Holders and their respective successors, transferees, and assigns. On the Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Pledge Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

         SECTION 16. GOVERNING LAW. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and by federal law (including, without limitation, Title 11, U.S. Code) to the extent the same has preempted the law of the State of New York or such other jurisdiction.

         SECTION 17. HEADINGS. Section headings in this Pledge Agreement are included herein for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose.

         IN WITNESS WHEREOF, the Grantor, the Holders and the Pledge Agent have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    GRANTOR:

                                            SUNSHINE INTERNATIONAL MINING, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                    THE LIVERPOOL LIMITED PARTNERSHIP

                                    By:        Liverpool Associates, Ltd.
                                               General Partner

                                    By:
                                        ----------------------------------------
                                               Name:  Paul E. Singer
                                               Title: President


                                    ELLIOTT INTERNATIONAL, L.P.
                                    By:        Elliott International Capital
                                                 Advisors, Inc.
                                                 Attorney-in-fact

                                    By:
                                        ----------------------------------------
                                               Name:  Paul E. Singer
                                               Title: President


                                    STONEHILL INSTITUTIONAL PARTNERS, L.P.


                                    By:
                                        ----------------------------------------
                                               Name:
                                               Title:

                                    STONEHILL OFFSHORE PARTNERS, LIMITED


                                    By:
                                        ----------------------------------------
                                               Name:
                                               Title:

                                    AGENT: WELLS FARGO BANK MINNESOTA, N.A.


                                            By:
                                                --------------------------------
                                                   Name:
                                                   Title:



[Signature page to Pledge Agreement]

                             INDEX OF DEFINED TERMS

                                                          AS DEFINED IN SECTION:
                                                          ----------------------
"BENEFICIAL OWNERSHIP".............................................Section 2(a)
"CALL OPTION AGREEMENT"................................................Preamble
"CALL OPTION"..........................................................Preamble
"CALL OPTIONS".........................................................Preamble
"COLLATERAL".......................................................Section 1(a)
"ELLIOTT HOLDERS"......................................................Preamble
"GRANTOR"..............................................................Preamble
"HOLDERS"..............................................................Preamble
"OBLIGATIONS"......................................................Section 1(b)
"PLEDGE AGENT".........................................................Preamble
"PLEDGE AGREEMENT".....................................................Preamble
"PLEDGED SHARES"...................................................Section 1(a)
"SAI SHARES"...........................................................Preamble
"SAI"..................................................................Preamble
"SIP"..................................................................Preamble
"SOPL".................................................................Preamble
"STONEHILL HOLDERS"....................................................Preamble
"TERMINATION DATE"...................................................Section 15
"TLLP".................................................................Preamble
"WILP".................................................................Preamble


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